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                                                                       EXHIBIT 5

[THERMO ELECTRON LOGO/LETTERHEAD]

                                August 12, 1996

ThermoQuest Corporation
355 River Oaks Parkway
San Jose, California 95134

Re: Registration Statement on Form S-1
    Relating to 5,833,333 Shares of the
    Common Stock, $.01 par value, of ThermoQuest Corporation

Ladies and Gentlemen:

     I am General Counsel to ThermoQuest Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-1 (the "Registration Statement"), of 5,833,333 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), issuable upon conversion of the Company's 5% Convertible Subordinated Debentures due 2000. Such shares are collectively referred to herein as the "Shares".

     I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

     2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.

     3. The Shares, when issued upon conversion of the Debentures, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours,

                                          Seth H. Hoogasian
                                          General Counsel